Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Southwestern Energy Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.01 par value(1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
Preferred Stock
	Debt	Debt Securities(1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)(4)	(2)	(2)

Guarantees of Debt Securities of Southwestern Energy Company(5)

Depositary Shares

Warrants

Purchase Contracts

Units

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities.
(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Southwestern Energy Company (the “Registrant”) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)

An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder.

(4)	Exclusive of accrued interest and accumulated dividends, if any.
(5)

There are being registered under this Registration Statement guarantees of the debt securities of the Registrant by certain of the Registrant’s subsidiaries listed in the “Subsidiary Guarantor Registrants” table in the Registration Statement. No separate consideration will be paid in respect of such guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable in respect of such guarantees.